BUSINESS CORPORATIONS ACT

                                  (Section 174)

                         RESTATED ARTICLES OF CONTINUANCE              Form 6-01
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1.       Name of Corporation:     CERTICOM CORP.
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2.       The classes and any maximum  number of shares that the  corporation  is authorized to issue:

         One class of an unlimited number of shares designated as Common Shares without par or nominal value and one class of an unlimited number of shares designated as Preference Shares without par or nominal value, issuable in series. The rights, privileges, restrictions and conditions attaching to the shares are as set out in Schedule A attached hereto.

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3.       Restrictions if any on share transfers:      None
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4.       Number (or minimum or maximum number) of directors:

         Not less than 3 and not more than 11, with such number of directors within such range to be determined by the directors of the Corporation.

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5.       Restrictions if any on businesses the corporation may carry on:    None
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6.       Other provisions if any:

         (1) The directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of these Restated Articles of Continuance.

         (2) Meetings of shareholders may be held at such place or places as the directors in their absolute discretion may determine from time to time.

         (3) The shareholders of the Corporation shall not be entitled to cumulative voting on any class or series of shares issued by the Corporation.

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         THE FOREGOING RESTATED ARTICLES OF CONTINUANCE CORRECTLY SET
         OUT WITHOUT SUBSTANTIVE CHANGE THE CORRESPONDING PROVISIONS OF THE ARTICLES OF CONTINUANCE AS AMENDED AND SUPERSEDE THE
         ORIGINAL ARTICLES OF CONTINUANCE .

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7.       Date                Signature                 Title

                                                       Vice-President,
                                                       Finance & Administration,
    November 15, 1999        Bruce A. MacInnis         Chief Financial Officer
                                                       and Secretary


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


                                  SCHEDULE "A"

1. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

         (a)      Dividends

                  The holders of the Common Shares, subject to the rights of the holders of the Preference Shares, but in priority to all other shares ranking junior to the Common Shares shall be entitled to receive and the Corporation shall pay thereon, dividends as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends.

         (b)      Voting Rights

                  The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect to each Common Share held at such meetings, except meetings at which the holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class.

         (c)      Liquidation, Dissolution or Winding-up

                  In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among shareholders for the purposes of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of the Preference Shares, be entitled to receive the assets and property of the Corporation.

2. The rights, privileges, restrictions and conditions attaching to the Preference Shares are as follows:

         (a) Each series of Preference Shares shall be without par value, shall consist of such number of shares as shall before issuance thereof be fixed by the directors who shall at the same time determine the designation, rights, privileges, restrictions and conditions attaching to the Preference Shares of each such series including, without limiting the generality of the foregoing, the rate of preferential dividends, whether dividends shall be cumulative or non-cumulative, the dates of payment thereof, whether the shares shall be redeemable and if so the redemption price and the terms and conditions of redemption, any voting rights, any conversion rights, any sinking fund, purchase fund or other provisions attaching thereto, and the amount payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

         (b) The Preference Shares of any series shall be entitled to such preferences over the Common Shares and any other shares ranking junior to the Preference Shares with respect to the payment of dividends and all amounts payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation as may be determined by the directors when authorizing the respective series.

         (c) The holders of the Preference Shares shall not be entitled to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation provided, however, that notwithstanding the foregoing provisions of this paragraph:

                  (i) the holders of any series of the Preference Shares shall be entitled to receive notice of and to vote at meetings of shareholders of the Corporation to the extent specifically provided in the rights and privileges to be attached to such series, and

                  (ii) the holders of the Preference Shares or of any series thereof shall be entitled to vote separately as a class or as a series in respect of any matter for which a separate vote is specifically provided in the Business Corporations Act (Yukon) or any successor statute thereto.

BUSINESS CORPORATIONS ACT
                                  (Section 190)

                             ARTICLES OF CONTINUANCE                Form 3-01
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1.       Name of Corporation:     CERTICOM CORP.
--------------------------------------------------------------------------------
2. The classes and any maximum number of shares that the corporation is authorized to issue:

         One class of an unlimited number of shares designated as Common Shares without par or nominal value and one class of an unlimited number of shares designated as Preferred Shares without par or nominal value. The rights, privileges, restrictions and conditions attaching to the shares are as set out in Schedule A attached hereto.
--------------------------------------------------------------------------------
3.       Restrictions if any on share transfers:      None
--------------------------------------------------------------------------------
4.       Number (or minimum or maximum number) of directors:

         Not less than 3 and not more than 11, with such number of directors within such range to be determined by the directors of the Corporation.
--------------------------------------------------------------------------------
5.       Restrictions if any on businesses the corporation may carry on:    None
--------------------------------------------------------------------------------
6.       If change of name effected, previous name:    Not applicable
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7.       Details of incorporation:

         The Corporation was incorporated in Ontario on March 20, 1985 under the name Cryptech Systems Inc. The name of Cryptech Systems Inc. was changed to Certicom Corp. on October 13, 1995.
------------------------------------------------------------------------------
8.       Other provisions if any:

         (1) The directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of these Articles of Continuance.

         (2) Meetings of shareholders may be held at such place or places as the directors in their absolute discretion may determine from time to time.

         (3) The shareholders of the Corporation shall not be entitled to cumulative voting on any class or series of shares issued by the Corporation.
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9.   Date                  Signature                 Title

                                                     Vice-President,
                                                     Finance & Administration,
     August 6, 1999        Bruce A. MacInnis         Chief Financial Officer
                                                     and Secretary

--------------------------------------------------------------------------------

                                  SCHEDULE "A"

1. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

         (a)  Dividends

              The holders of the Common Shares, subject to the rights of the holders of the Preferred Shares, but in priority to all other shares ranking junior to the Common Shares shall be entitled to receive and the Corporation shall pay thereon, dividends as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends.

         (b)  Voting Rights

              The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect to each Common Share held at such meetings, except meetings at which the holders of a particular class of shares other than the Common Shares are entitled to vote separately as a class.

         (c)  Liquidation, Dissolution or Winding-up

              In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among shareholders for the purposes of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of the Preferred Shares, be entitled to receive the assets and property of the Corporation.


2. The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be as follows:

         (a) Cumulative Dividends: The holders of the Preferred Shares, in priority to the holders of the Common Shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, fixed preferential cumulative cash dividends at the rate of $0.0625 per Preferred Share per calendar quarter. Such dividends shall accrue on a per diem basis and be cumulative from the date of issue of the Preferred Shares and are payable on March 31, June 30, September 30 and December 31 in each year. If on any dividend payment date the dividend payable on such date is not paid in full on all the Preferred Shares then issued and outstanding, such dividend, or the unpaid part thereof, shall be paid at a subsequent date or dates in priority to dividends on the Common Shares. The holders of Preferred Shares shall not be entitled to any dividends other than or in excess of the preferential cumulative cash dividends hereinbefore provided.

         (b) Dividends Preferential: Except with the consent in writing of the holders of all the Preferred Shares outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the Common Shares in any financial year unless and until (i) the accrued preferential cumulative cash dividends on all the Preferred Shares outstanding have been declared and paid or set apart for payment, and (ii) the Corporation shall have satisfied any request for the redemption of Preferred Shares pursuant to clause 2(d).

         (c) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive from the assets of the Corporation the sum of $10.00 per Preferred Share held by them respectively plus all unpaid dividends which shall have accrued thereon and which shall be treated as accruing to, but not including, the date of such distribution before any amount shall be paid or any assets of the Corporation distributed to the holders of any other class of shares of the Corporation. After payment to the holders of the Preferred Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets of the Corporation.

         (d) Retraction at Option of Holder: The holders of Preferred Shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Business Corporations Act (Yukon) as now enacted or as the same may from time to time be amended, re-enacted or replaced, 33*% of the aggregate issued and outstanding Preferred Shares on February 28, 1997 on and after each of March 31, 1997, March 31, 1998 and March 31, 1999 (the "Retraction Date") as provided herein by tendering to the Corporation at its registered office a share certificate or certificates representing the Preferred Shares which the holders desire to have the Corporation redeem together with a request in writing (the "Request") specifying the number of Preferred Shares that the holder desires to have redeemed by the Corporation. The Request may be given to the Corporation not more than 30 days prior to a Retraction Date and at any time thereafter up to March 31, 2000. If at any time the Corporation receives Requests to redeem more Preferred Shares than it is required to redeem hereunder, Preferred Shares shall be redeemed pro rata as between the persons from whom the Corporation has received such Requests. Upon receipt of a share certificate or certificates representing the Preferred Shares which the holder desires to have the Corporation redeem together with the Request the Corporation shall on the later of the Retraction Date and 10 days after its receipt of the Request redeem such Preferred Shares by paying to such holder an amount equal to $10.00 plus all unpaid dividends which shall have accrued thereon and which shall be treated as accruing to, but not including, the date of such redemption, the whole constituting and being hereunder referred to as the ("Retraction Amount"), for each such Preferred Share being redeemed. Such payment shall be made by certified cheque payable at par at any branch of the Corporation's bankers for the time being in Canada (or, with the consent of the holder, by any other means of immediately available funds). If a part only of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation. The said Preferred Shares shall be redeemed on the later of the Retraction Date and 10 days after receipt of the Request and from and after such date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a holder of Preferred Shares in respect thereof unless payment of the Retraction Amount is not made on the later of the Retraction Date and 10 days after receipt of the Request, in which event the rights of the holder of the said Preferred Shares shall remain unaffected.

         (e) Idem: If a holder of Preferred Shares shall have required the Corporation to redeem all or any of the Preferred Shares held by such holder and the Corporation cannot redeem the said Preferred Shares on the Retraction Date without thereby contravening the Business Corporations Act (Yukon) as now enacted or as the same may from time to time be amended, re-enacted or replaced, the Corporation shall redeem the said Preferred Shares, or at the option of the holder as many as then legally permitted, and the balance as soon as it is lawfully able to do so and until all the said Preferred Shares are so redeemed the rights of the holder thereof shall remain unaffected, provided that the said holder may at any time by notice in writing tendered to the Corporation at its registered office withdraw the request that the said Preferred Shares be redeemed in which event the Corporation shall return to the said holder the share certificate or certificates representing the said Preferred Shares which had been tendered to the Corporation.

         (f) Redemption by Corporation: The Corporation may, upon giving notice as hereinafter provided, redeem on each of March 31, 1997, March 31, 1998 and March 31, 1999 (the "Redemption Date") 33*% of the Preferred Shares held by holders of Preferred Shares on February 28, 1997 on payment of $10.00 for each share to be redeemed plus all unpaid dividends which shall have accrued thereon and which shall be treated as accruing to, but not including, the date of such redemption, the whole constituting and being herein referred to as the "Redemption Amount".

         (g) Idem: In the case of redemption of Preferred Shares, under the provisions of clause (f) hereof, the Corporation shall at least 21 days (or, if all of the holders of the Preferred Shares consent, such shorter period to which they may consent) prior to the Redemption Date mail (or, with the consent of any particular holder, otherwise deliver) to each person who at the date of mailing (or delivery, as the case may be) is a holder of Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preferred Shares. Such notice shall (subject to the consent of any particular holder referred to above) be mailed by letter, postage prepaid, addressed to each such holder at his address as it appears on the records of the Corporation or in the event of the address of any such holder; not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount, the Redemption Date and the number of Preferred Shares to be redeemed. On the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the holders of the Preferred Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the corporation or any other place designated in such notice of the certificates representing the Preferred Shares called for redemption. Such payment shall be made by certified cheque payable at par at any branch of the Corporation's bankers in Canada (or, with the consent of any particular holder, by any other means of immediately available funds). If a part only of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the Redemption Date in any such notice the holders of the Preferred Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the Redemption Amount is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said Preferred Shares shall remain unaffected. The Corporation shall have the right at any time after the mailing (or delivery, as the case may be) of notice of its intention to redeem any Preferred Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Corporation.

         (h) Voting Rights: The holders of the Preferred Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, but shall not be entitled to vote at any such meeting.